Exhibit 10.1

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), is entered into as of September 23, 2024 and is effective as of September 1, 2024 (the “Effective Date”), by and between Cohen & Company, LLC, a Delaware limited liability company (the “Company”), and JKD Capital Partners I LTD, a New York corporation (“JKD”). Each of the Company and JKD may be referred to herein, individually, as a “Party,” and, together, as the “Parties.” Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS:

WHEREAS, on October 3, 2016, the Company and JKD entered into that certain Investment Agreement (as amended from time to time, the “Investment Agreement”), pursuant to which, among other things, JKD agreed to invest up to $12,000,000 into the Company in return for (i) the Company’s agreement to repay such investments to JKD in accordance with the terms and conditions of the Investment Agreement, and (ii) the payment by the Company to JKD of the Investment Return;

WHEREAS, as of the Effective Date, the aggregate Investment Balance payable by the Company to JKD under the Investment Agreement was $7,718,890 (the “Outstanding Amount”); and

WHEREAS, subject to the terms and conditions herein, the Parties desire to enter into this Agreement to redeem the Outstanding Amount and terminate the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.             Definitions. The following terms have the meanings specified or referred to in this Section 1:

(a)            “Affiliate” of a Person means any other Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)            “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized or required by Law to close.

(c)            “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, restriction or other similar encumbrance.

(d)            “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

(e)            “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(f)             “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(g)            “Securities Act” means the Securities Act of 1933, as amended.

2.            Redemption of Investment Balance. Notwithstanding anything to the contrary in the Investment Agreement (including, without limitation, Section 6 (Redemption Rights) of the Investment Agreement), on the date hereof, the Company shall redeem, which redemption shall be effective as of the Effective Date, the entire Outstanding Amount as follows:

(a)            The Company shall pay to JKD $2,572,963.33 of the Outstanding Amount in cash (the “Cash Amount”) via wire of immediately available funds to such account as JKD shall specify in writing to the Company; and

(b)            The Company pay to JKD the remaining $5,145,926.67 of the Outstanding Amount by issuing and delivering to JKD the Senior Promissory Note in the aggregate amount of $5,145,926.67, a copy of which is attached hereto as Exhibit A (the “Note”).

3.            Termination of the Investment Agreement. Notwithstanding anything to the contrary in the Investment Agreement (including, without limitation, Section 3 (Termination) of the Investment Agreement), upon the Company’s delivery to JKD of the Cash Amount and the Note on the date hereof, the Investment Agreement shall, effective as of the Effective Date, automatically terminate in its entirety and shall be of no further force or effect, and neither of the Parties shall have any further rights or obligations under the Investment Agreement; provided, however, that Section 11 (Confidentiality) of the Investment Agreement shall survive the termination of the Investment Agreement pursuant to this Section 3.

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to JKD as follows:

(a)            Organization and Authority; Enforceability. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder (including the Note), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the documents to be delivered hereunder (including the Note) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Company. This Agreement and the documents to be delivered hereunder (including the Note) have been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by JKD) this Agreement and the documents to be delivered hereunder (including the Note) constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b)            Noncontravention. The execution, delivery and performance by the Company of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby do not and will not, except as could not reasonably be expected to have a material adverse effect on the Company, (i) violate any provision of the Company’s Amended and Restated Limited Liability Company Agreement, dated December 16, 2009, as amended, (ii) violate any material order, writ, injunction, judgment or decree of any Governmental Authority applicable to the Company or any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound, or (iii) result in the creation or imposition of any Encumbrance (other than arising under this Agreement and the Note) upon any assets of the Company. The execution and delivery by the Company of this Agreement and the Note and the performance by the Company of the transactions contemplated hereunder and thereunder do not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, Law or governmental regulation to which the Company is a party or is bound or require the consent, notice or other action by any other Person.

(c)            Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or by or, to the Company’s knowledge, threatened against, the Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(d)            Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

5.            Representations and Warranties of JKD. JKD hereby represents and warrants to the Company as follows:

(a)            Organization and Authority; Enforceability. JKD is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. JKD has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder (including the Note), to carry out JKD’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents to be delivered hereunder (including the Note) have been duly executed and delivered by JKD, and (assuming due authorization, execution, and delivery by the Company) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of JKD, enforceable against JKD in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.(b)      Nonontravention. The execution, delivery and performance by JKD of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby do not and will not, except as could not reasonably be expected to have a material adverse effect on JKD, (i) violate any provision of JKD’s certificate of incorporation, bylaws or other organizational documents, (ii) violate any material order, writ, injunction, judgment or decree of any Governmental Authority applicable to JKD or any material mortgage, indenture, agreement, instrument or contract to which JKD is a party or by which it is bound, or (iii) result in the creation or imposition of any Encumbrance upon any assets of JKD. The execution and delivery by JKD of this Agreement and the Note and the performance by JKD of the transactions contemplated hereunder and thereunder do not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, Law or governmental regulation to which JKD is a party or is bound or require the consent, notice or other action by any other Person.

(c)            Evaluation of and Ability to Bear Risks; Independent Analysis; Related Matters.

(i)            JKD is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company and its subsidiaries to reach an informed and knowledgeable decision to acquire the Note. JKD has such knowledge and experience in financial affairs to be capable of evaluating the merits and risks of purchasing the Note and of making an informed investment decision with respect thereto, and JKD has not relied in connection with this Agreement and the transactions contemplated hereby upon any oral or written representations, warranties or agreements made by the Company, any Affiliate thereof or any officer, employee, agent or representative of any of the foregoing, other than those representations, warranties or agreements made by the Company in this Agreement. JKD’s financial situation is such that JKD can afford to bear the economic risk of buying the Note, JKD understands that the purchase of the Note involves certain significant risks, and JKD can afford to suffer the complete loss of its investment concerning the purchase of the Note. JKD has the capacity to protect its own interests in connection with the purchase of the Note.

(ii)           JKD has consulted with its own professional legal, tax and other advisors, to the extent deemed appropriate by JKD, as to the financial, tax, legal and other matters concerning the transactions contemplated hereby.

(iii)          JKD acknowledges that it is relying solely upon the advice of its own professional legal, tax and other advisors with respect to any and all aspects of the transactions contemplated hereby, and neither the Company nor any of its Affiliates, representatives or agents has made any representation or warranty regarding the appropriateness of JKD’s participation in the transactions contemplated hereby.

(iv)          JKD acknowledges it has obtained all information JKD requires regarding the transactions contemplated hereby. JKD acknowledges it has had an opportunity to ask questions and receive answers from the Company’s representatives regarding the terms and conditions of the Note and the business, management, properties and financial condition of the Company.

(v)           JKD is acquiring the Note for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities Laws, and the Note will not be disposed of in contravention of the Securities Act or any applicable state securities Laws. JKD does not presently have any contract, undertaking, agreement or arrangement with any Person to transfer the Note or any interest therein to such Person or to any third Person.

(vi)          JKD acknowledges that the Note has not been registered under the Securities Act or under any state securities Laws, and agrees that JKD will not sell or otherwise transfer the Note or any interest therein unless such sale or transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws and also such sale or transfer is made in compliance with the terms and conditions of the Note, including the transfer restrictions set forth therein.

(vii)         JKD understands that the Note will be a “restricted security” as that term is defined in Rule 144 under the Securities Act, and that the Note must be held indefinitely unless (i) it is subsequently registered pursuant to an effective registration statement under the Securities Act and any applicable securities Laws, or (ii) exemptions from the registration requirements under the Securities Act and such state securities Laws are available, in each case, subject to the transfer restrictions set forth in the Note. JKD understands that the Company is not under any obligation to register the Note under the Securities Act.

(d)            Accredited Investor. JKD is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. To the extent that any look-through rules apply to JKD under the Securities Act, any Person who holds an equity interest in JKD is, and any Person who at any time in the future holds an equity interest in JKD will be, an “accredited investor.” In addition, JKD meets any additional or different suitability standards imposed by the securities and similar Laws of the state or other jurisdiction of its principal place of business or domicile in connection with the purchase by JKD of the Note.

(e)             Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or by or, to JKD’s knowledge, threatened against, JKD that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)             Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of JKD.

6.            Miscellaneous.

(a)            Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Cohen & Company, LLC Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104 Attn: Joseph W. Pooler, Jr. Facsimile: (215) 701-8279 E-mail: jpooler@cohenandcompany.com and to:

Cohen & Company Inc. 3 Columbus Circle, 24th Floor, New York, New York 10019 Attn: Dennis Crilly Facsimile: (866) 543-2907 E-mail: dcrilly@ cohenandcompany.com

With a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 405-2906 Email: dmix@duanemorris.com

If to JKD:	At the applicable address set forth on the books and records of the Company.

unless the address is changed by the Party by like notice given to the other Parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation from the receiving Party) that the notice has been received by the other Party.

(b)            Expenses. Each Party shall pay all of such Party’s own costs and expenses (including attorney’s fees and disbursements) that such Party incurs with respect to the negotiation, execution and delivery of this Agreement.

(c)            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)            This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the Laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the Laws of any other state.

(ii)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(c).

(d)            Entire Agreement. This Agreement and the Note constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(e)            Successors and Assigns. Neither Party may assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Subject to the restrictions on transfer described herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors, administrators and transferees of the Parties. Nothing herein, express or implied, is intended to confer upon any Party other than the Parties or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or by reason of this Agreement, except as expressly provided herein.

(f)             Interpretation. Capitalized terms shall be equally applicable to both the singular and plural forms of the terms defined. For purposes of this Agreement, (x) words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (y) the word “or” is not exclusive, and (z) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (ii) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (iii) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (iv) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (v) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(g)            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(h)            No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Party, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by Law.

(i)             Amendments and Waivers. Any provision of this Agreement may be amended or waived upon the written consent of the Parties. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of, or exception to, any such term, condition or provision.

(j)             Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(k)             Further Assurances. Each Party shall cooperate fully with the other Party hereto and to execute and deliver, or cause to be executed and delivered, such further agreements, instruments and documents and to give such further written assurance and take such further acts as may be reasonably requested by any other Party to evidence and reflect the transactions contemplated by this Agreement and to carry into effect the intents and purposes hereof.

(l)             Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and the Closing.

(m)            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. The exchange of copies hereof, including signature pages hereto, by facsimile, e-mail or other means of electronic transmission shall constitute effective execution and delivery hereof as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile, e-mail or other means of electronic transmission shall be deemed to be original signatures for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Redemption Agreement, effective as of the Effective Date.

COMPANY:

Cohen & Company, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JKD:

JKD Capital Partners I LTD

By:	/s/ Jack J. DiMaio, Jr.
Name:	Jack J. DiMaio, Jr.
Title:	Authorized Person

[Signature Page to Redemption Agreement]

Exhibit A

Form of Note

See Exhibit 10.2.